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                                                                   EXHIBIT 10.24

                            SEVENTH AMENDMENT TO THE
                     CLUBCORP EMPLOYEE STOCK OWNERSHIP PLAN

        This Amendment is made by ClubCorp, Inc., a Delaware corporation, formerly ClubCorp International, Inc. ("ClubCorp").

                              W I T N E S S E T H:

        WHEREAS, ClubCorp maintains the ClubCorp Employee Stock Ownership Plan, a restatement of the ClubCorp Stock Investment Plan ("Plan"), and the ClubCorp Employee Stock Ownership Trust ("Trust"); and

        WHEREAS, ClubCorp desires to amend the Plan to (i) include a statement of purpose for the Trust; (ii) expressly provide for the ability of the Company to enter into indemnification agreements with the trustees of the Trust and
(iii) expressly provide for the investment of the Trust assets in assets other than ClubCorp stock; and

        WHEREAS, the Plan may be amended by ClubCorp pursuant to the provisions of Article XV of the Plan.

        NOW, THEREFORE, the Plan is amended as follows, effective upon execution of this amendment:

1. Section 1.02 of the Plan is amended by adding the following new paragraph at the end of existing Section 1.2 as follows:

                "The Plan is intended: (i) to qualify as an eligible individual account plan under ERISA; and (ii) to provide participants with the benefits reflecting the risks and rewards of equity ownership and not to provide a fixed retirement benefit."

2. Section 6.03 of the Plan is deleted in its entirety and the following is substituted in its place:

                "6.03 Trust Fund. The Trust shall be invested in Company Stock (which is a qualifying employer security within the meaning of ERISA), provided, however, that to the extent the Plan Administrator determines it is required under ERISA to do so, or cash is needed for administrative expenses, withdrawals, diversification elections, or distributions, assets of the Trust Fund shall be invested in investments other than Company Stock. All purchases of qualifying employer securities, including Company Stock, shall be for no more than the fair market value, as determined in good faith by the Plan Administrator and confirmed by an appraisal submitted by an independent appraiser selected and retained by the Plan Administrator, and no commission shall be charged with respect to any purchase from a party in interest."

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3.      Section 13.14 of the Plan is hereby amended by adding the following language at the end of that Section as follows:

                "This Section shall not be deemed to restrict, limit or supersede any indemnification provided pursuant to the Company's by-laws, the Trust Agreement, or any other written agreement."

                IN WITNESS WHEREOF, ClubCorp has caused this instrument to be executed on this 19th day of March, 2003.

                                        CLUBCORP, INC.

                                        By: /s/ Terry A. Taylor
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                                                 Its:  EVP
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